EXHIBIT 15.1

WEBCO INDUSTRIES, INC.

LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION

Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549

Re: Webco Industries, Inc.
Registration on Form S-8

        We are aware that our report dated December 3, 2002, on our review of the interim financial information of Webco Industries, Inc. for the periods ended October 31, 2002 and 2001, and included in this Form 10-Q is incorporated by reference in the Company's registration statement on Form S-8 (File no. 333-91754).

PricewaterhouseCoopers LLP

Tulsa, Oklahoma
December 3, 2002